ANAVEX LIFE SCIENCES CORP.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
July 15, 2015 and September 30, 2014
(Unaudited)

ASSETS
	July 15,	September 30,
	2015	2014
Current
Cash	$8,025,039	$7,262,138
Prepaid expenses	16,054	89,117
Total current assets	8,041,093	7,351,255
Equipment	1,749	2,247
Total assets	$8,042,842	$7,353,502

LIABILITIES

Current
Accounts payable and accrued liabilities	$911,040	$1,249,084
Promissory notes payable	90,412	192,065
Total current liabilities	1,001,452	1,441,149
Non-interest bearing liabilities	16,990	5,719,727
Total liabilities	1,018,442	7,160,876

STOCKHOLDERS' EQUITY

Capital stock
Authorized: 400,000,000 common shares, par value $0.001 per share Issued and outstanding: 95,562,007 common shares (September 30, 2014 - 47,200,237)	95,563	47,201
Additional paid-in capital	66,807,196	52,078,750
Common stock to be issued	777,415	640,000
Accumulated deficit	(60,655,774)	(52,573,325)
Total stockholders' equity	7,024,400	192,626
Total liabilities and stockholders' equity	$8,042,842	$7,353,502